___________________________________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2011

ALTO GROUP HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53592	27-0686507
(State of Other Jurisdiction	(Commission File	(IRS Employer
Of Incorporation)	Number)	Identification No.)

245 Park Avenue, Suite 2431 New York, NY	10167
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 803-8187

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01 Other Events.

On July 25, 2011, Alto Group Holdings, Inc. (the “Company”) received a notice of termination of that certain Joint Venture Agreement (“Agreement”), dated 21 December 2010, between the Company and St. Watson Mining Company Mali SARL and St. Watson Mining Company Ltd. (collectively, “St. Watson”). The notice received from St. Watson alleges the breach of certain provisions of the Agreement, which was filed as an exhibit to the Company’s Current Report on Form 8-K with the Securities and Exchange Commission on December 22, 2010 and is incorporated herein by reference. The Company disputes the allegations made in the notice and intends to commence litigation against St. Watson and its individual principals to enforce its rights under the Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alto Group Holdings, Inc.

Date: July 29, 2011	By: /s/ Mark Klok_____

Name: Mark Klok

Chief Executive Officer